EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Oakhurst Strategic Allocation
File Number: 811-1442
Registrant CIK Number: 0000049999

Sub-Item 77Q3

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2
Class A  $1510, Class B $42, Class C $428

72EE
Class A $3768, Class B $158, Class C $1625

73A1/73A2
Class A $0.1100, Class B $0.0700, Class C $0.0700

73B
Class A 0.2700, Class B 0.2700, Class C 0.2700

74U1/74U2
Class A 14149, Class B 590, Class C 6091

74V1/74V2
Class A $ 15.02, Class B $ 14.78, Class C $ 14.76